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                               [KPMG letterhead]

                                                                    EXHIBIT 23.1

Securities and Exchange Commission
450 Fifth St. N.W.
Washington, DC 20259
USA

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

     We hereby consent to the inclusion in the Annual Report on Form 10-K of Campbell Resources Inc. (the "Corporation") for the year ended December 31, 2000 of our report dated April 3, 2001 which appears under Item 14 of the aforementioned Annual Report on Form 10-K.

     We also consent to the incorporation by reference of our report in the Registration Statements on Form S-8 (Registration Nos. 33-28296 and 333-93063) pertaining to the Corporation's Employee Incentive Plan and Directors' Stock Option Plan.

/s/ KPMG LLP
Chartered Accountants

Toronto, Canada
April 12, 2001